EXHIBIT 10(p)

                             CONSULTING AGREEMENT


          THIS AGREEMENT made February 20, 1995, by and between Robert J. Skandalaris (the "Consultant") and Thomas Edison Inns, Inc., a Michigan corporation (the "Corporation").


                               R E C I T A L S :

     A. The Corporation is in the business of and desires to engage Consultant to use his best efforts to maintain and further develop such a business for the benefit of the Corporation in accordance with this Agreement.

     B. The Consultant desires to act as a consultant to the Corporation in accordance with this Agreement.

          NOW, THEREFORE, in consideration of the agreements, covenants and conditions contained herein and in the Redemption Agreement the parties hereby agree as follows:

     1. Engagement of the Consultant. The Corporation hereby engages the Consultant and the Consultant hereby accepts the engagement of the Corporation to act as a consultant of the Corporation for a one (1) year term beginning on the date of this Agreement. The Consultant shall utilize his talents to provide the consulting services contemplated in this Agreement.

     2. Duties of the Consultant. As reasonably requested, the Consultant will provide all necessary and reasonable services to the Corporation as may from time-to-time be assigned to him by the Board of Directors or officers of the Corporation, including, but not limited to, the following:

          (a) Make recommendations to the Corporation regarding long-term planning and operational efficiencies.

          (b) Make recommendations to the Corporation regarding customers development and marketing strategies.

          (c) Make recommendations to the Corporation regarding personnel matters.

          (d) Make recommendations to the Corporation regarding financial matters.

          (e) Assist the Corporation in locating and interpreting past financial and other business records as necessary.

          The Consultant shall devote the needed time, attention, and skill to the business of the Corporation. PROVIDED, HOWEVER, notwithstanding the foregoing, the Consultant shall not be required to devote more than one hundred
(100) hours of time under this Agreement.


          The Corporation shall be entitled to all of the benefits, profits or other issues arising from or incident to all work, services and advice of the Consultant. Such services shall only be provided at the direction of the Corporation. If the Consultant requests that such direction be put in writing, the Corporation shall do so.

     3. Performance and Employee Relationship. The Consultant may subcontract or provide other representatives to perform his duties specified in this Agreement. It is specifically agreed that George Skandalaris may provide some or all of the services to be provided by Consultant under this Agreement. The Consultant (and all of his subcontractors, representatives and employees) shall be an independent contractor and shall not be deemed to be the agent, employee, partner, or joint venturer of the Corporation and shall not hold himself out as the agent, employee, partner or joint venturer of the Corporation.

     4. Compensation. The Corporation shall pay the Consultant as full compensation for all services to be rendered by the Consultant as follows:

          (a) Seventeen Thousand and Five Hundred Dollars ($17,500) per month during the term of this contract.

     5. Confidentiality. All trade secrets, customer lists, supplier lists, financial information and all books and records regarding the Corporation acquired by the Consultant, or coming within his custody or control during the course of his services to the Corporation and the Consultant shall, upon request, relinquish the same and shall not be entitled to make use of the same for any purpose. The Consultant shall not at any time or in any manner, directly or indirectly, divulge, disclose or communicate to any firm, person, corporation or entity, in any manner whatsoever, any information concerning or relating to the business of the Corporation, including without limitation, the Corporation's customer lists or any other matters affecting or relating to the business of the Corporation, including without limitation, the prices it obtains or has obtained from the sale of its services, its manner of operation, its plans, processes, marketing and sales strategy and methods, or other data, without regard to whether all of the foregoing matters will be deemed confidential, material or important. Anything to the contrary notwithstanding, the parties hereto hereby stipulate that any and all knowledge, data and information gathered by or in the possession of the Consultant and the operation of the business of the Corporation is deemed important, material and confidential, and gravely affects the effective and successful conduct of the business of the Corporation and the Corporation's goodwill and that any breach of the terms of this Paragraph shall be deemed a material breach of this Agreement.

     6. Expenses. The Consultant shall not incur any expense on behalf of the Corporation without the Corporation's prior consent. In the event that the Consultant shall incur any out-of-pocket expenses approved by the Corporation in connection with his services to the Corporation, the same shall be reimbursed forthwith upon presentation by the Consultant to the Corporation.

     7. Attorneys' Fees. The Corporation and the Consultant hereby each agree to pay the other party's costs and expenses, including reasonable attorneys'


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fees, incurred in connection with successfully enforcing any of the provisions of this Agreement.

     8. Assignment. This Agreement shall not be assignable by the Corporation or the Consultant.

     9. Entire Agreement. This Agreement embodies the entire agreement between the parties in connection with matters described herein and there are no oral agreements existing between the parties relating to the matters described herein which are not expressly set forth herein and covered hereby.

     10. Modification. This Agreement may not be modified except in writing signed by all parties.

     11. Governing Law. This Agreement shall be governed by the laws of the State of Michigan.

     12. Binding Effect. This Agreement is binding on and shall inure to the benefit of the parties to this Agreement and their respective successors, but it may be not assigned by any party without the consent of the others.

          IN WITNESS WHEREOF, the parties hereby execute this Agreement as of the date and year first above written.

Consultant:                                Corporation:
ROBERT J. SKANDALARIS                      THOMAS EDISON INNS, INC.


By: /s/Robert J. Skandalaris               By: /s/Donald Reynolds
Robert J. Skandalaris                          Donald Reynolds
                                               Its:  President























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